Exhibit 99.2(k)(8)

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST

AMERICAN BEACON SOUND POINT ENHANCED INCOME FUND

AMERICAN BEACON APOLLO TOTAL RETURN FUND

SIXTH AMENDMENT

TO

SUB-ADMINISTRATIVE SERVICES FEE AGREEMENT

This Sixth Amendment (“Amendment”) to the Sub-Administrative Services Fee Agreement dated April 30, 2020 by and between the American Beacon Funds and the American Beacon Select Funds, each a Massachusetts business trust, the American Beacon Institutional Funds Trust, the American Beacon Sound Point Enhanced Income Fund and the American Beacon Apollo Total Return Fund, each a Delaware statutory trust, (collectively, the “Trusts”), and American Beacon Advisors, Inc., a Delaware corporation (the “Manager”) is effective as of April 30, 2020. Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, the parties wish to amend the Agreement as set forth below:

Manager and the Trusts wish to remove the American Beacon Acadian Emerging Markets Managed Volatility, American Beacon Alpha Quant Core, American Beacon Alpha Quant Dividend, American Beacon Alpha Quant Quality and American Beacon Alpha Quant Value Funds from Schedule A to the Agreement as set forth below;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	The Agreement and its Schedule A are amended to reflect the removal of the following Funds:

a.	American Beacon Acadian Emerging Markets Managed Volatility Fund
b.	American Beacon Alpha Quant Core Fund
c.	American Beacon Alpha Quant Dividend Fund
d.	American Beacon Alpha Quant Quality Fund
e.	American Beacon Alpha Quant Value Fund

2.	Schedule A is hereby deleted in its entirety and replaced with the updated attached Schedule A.

3.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment is incorporated in its entirety
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into the Agreement, and this Amendment and said Agreement shall be read and interpreted together as the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.

AMERICAN BEACON FUNDS AMERICAN BEACON SELECT FUNDS AMERICAN BEACON INSTITUTIONAL FUNDS TRUST AMERICAN BEACON SOUND POINT ENHANCED INCOME FUND AMERICAN BEACON APOLLO TOTAL RETURN FUND
By:	/s/ Gene L. Needles, Jr.
Gene L. Needles, Jr.
President

AMERICAN BEACON ADVISORS, INC.
By:	/s/ Jeffrey K. Ringdahl
Jeffrey K. Ringdahl
President and Chief Operating Officer
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AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST

AMERICAN BEACON SOUND POINT ENHANCED INCOME FUND

AMERICAN BEACON APOLLO TOTAL RETURN FUND

SUB-ADMINISTRATIVE SERVICES FEE Agreement

SCHEDULE A

American Beacon Funds

American Beacon AHL Managed Futures Strategy Fund

American Beacon AHL Target Risk Fund

American Beacon ARK Transformational Innovation Fund

American Beacon Bahl & Gaynor Small Cap Growth Fund

American Beacon Balanced Fund

American Beacon Bridgeway Large Cap Growth Fund

American Beacon Bridgeway Large Cap Value Fund

American Beacon Continuous Capital Emerging Markets Fund

American Beacon Crescent Short Duration High Income Fund

American Beacon Garcia Hamilton Quality Bond Fund

American Beacon GLG Total Return Fund

American Beacon Frontier Markets Income Fund

American Beacon International Equity Fund

American Beacon Large Cap Value Fund

American Beacon Mid-Cap Value Fund

American Beacon Shapiro Equity Opportunities Fund

American Beacon Shapiro SMID Cap Equity Fund

American Beacon SiM High Yield Opportunities Fund

American Beacon Small Cap Value Fund

American Beacon Sound Point Floating Rate Income Fund

American Beacon SSI Alternative Income Fund

American Beacon Stephens Mid-Cap Growth Fund

American Beacon Stephens Small Cap Growth Fund

American Beacon The London Company Income Equity Fund

American Beacon Tocqueville International Value Fund

American Beacon TwentyFour Short Term Bond Fund

American Beacon TwentyFour Strategic Income Fund

American Beacon Zebra Small Cap Equity Fund

AMERICAN BEACON SELECT FUND

American Beacon U.S. Government Money Market Select Fund

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST

American Beacon Diversified Fund

AMERICAN BEACON SOUND POINT ENHANCED INCOME FUND

American Beacon Sound Point Enhanced Income Fund

AMERICAN BEACON APOLLO TOTAL RETURN FUND

American Beacon Apollo Total Return Fund

Effective Date: April 30, 2020

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